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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2001

Commission File Number 000-1095478

INTERWAVE COMMUNICATIONS INTERNATIONAL, LTD. (Exact name of registrant as specified in its charter)

BERMUDA (State or other jurisdiction of incorporation or organization)	98-0155633 (I.R.S. Employer identification No.)
CLARENDON HOUSE, 2 CHURCH STREET P.O. BOX HM 1022 HAMILTON HM DX, BERMUDA (Address of principal executive offices)	NOT APPLICABLE (Zip code)

(441) 295-5950
(Registrant's telephone number including area code)

NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report.)

    This amendment to the Current Report on Form 8-K originally filed on June 22, 2001, is being filed in order to include the historical financial statements of Wireless, Inc. ("Wireless") and the unaudited pro forma financial information listed below.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial statements of business acquired.

  The following financial statements of Wireless, Inc. are included in this report:

  Audited balance sheets of Wireless, Inc. as of December 31, 1999 and 2000, and the statements of operations, stockholders' equity (deficit), and cash flows for the years then ended.

  Unaudited balance sheets of Wireless, Inc. as of March 31, 2001 and the unaudited statements of operations, stockholders' equity (deficit) and cash flows for the three months ended March 31, 2000 and 2001.

(b)
Pro forma financial information.

  The following unaudited pro forma condensed financial information is being filed herewith:

  Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2001.

  Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended March 31, 2001 and the twelve months ended June 30, 2000.

(c)
Exhibits.

  23.1 Consent of KPMG LLP.

ITEM 7. (a) Financial statements of business acquired.

INDEPENDENT AUDITORS' REPORT

The Board of Directors
Wireless, Inc.

We have audited the accompanying balance sheets of Wireless, Inc. as of December 31, 1999 and 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wireless, Inc. at December 31, 1999 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Mountain View, California
August 9, 2001

WIRELESS, INC.
BALANCE SHEETS
(In thousands, except share data; all information for the three month period ended March 31, 2001 is unaudited)

	December 31,		March 31,
	1999	2000	2001
Assets
Current assets:
Cash and cash equivalents	$1,140	$1,421	$512
Accounts receivable, net of allowance of $1,194, $1,662 and $1,623 at December 31, 1999 and 2000, and March 31, 2001, respectively	4,878	3,351	3,640
Inventory	4,962	6,713	5,706
Prepaid expenses and other current assets	1,149	2,153	2,953

Total current assets	12,129	13,638	12,811

Lease receivable, long-term	184	—	—
Property and equipment, net	1,246	3,170	3,002
Intangible assets, net	3,126	—	—

Total assets	$16,685	$16,808	$15,813

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$3,421	$7,609	$6,779
Line of credit/bridge loans	—	5,850	9,513
Accrued liabilities	1,459	2,908	2,542
Deferred revenue	—	2,660	3,197
Sales commission payable	1,513	471	521
Current portion of capital lease obligations	171	294	222
Convertible notes payable	1,000	1,000	1,000
Note interest payable	—	181	357

Total current liabilities	7,564	20,973	24,131
Capital lease obligations, less current portion	239	279	279

Total liabilities	7,803	21,252	24,410

Series E convertible preferred stock; 4,000,000 shares authorized; 3,600,000 issued and outstanding at December 31, 1999 and 2000, and March 31, 2001; aggregate liquidation preference of $9,000 for all periods presented ($2.50 per share)	8,173	8,173	8,173
Series E-1 convertible preferred stock; 400,000 shares authorized; no shares issued and outstanding at December 31, 1999 and 2000, and March 31, 2001	—	—	—
Series F convertible preferred stock; 3,000,000 shares authorized; 3,000,000 issued and outstanding at December 31, 2000 and March 31, 2001; aggregate liquidation preference of $15,000 at December 31, 2000 and March 31, 2001 ($5.00 per share)	—	14,536	14,536
Commitments and contingencies
Stockholders' equity (deficit):
Series A convertible preferred stock; 6,000,000 shares authorized; 4,300,000 shares issued and outstanding at December 31, 1999 and 2000 and March 31, 2001; aggregate liquidation preference of $2,150 for all periods presented ($0.50 per share)	2,150	2,150	2,150
Series B convertible preferred stock; 750,000 shares authorized; 750,000 shares issued and outstanding at December 31, 1999 and 2000 and March 31, 2001; aggregate liquidation preference of $1,500 for all periods presented ($2.00 per share)	1,500	1,500	1,500
Series C convertible preferred stock; 2,400,000 shares authorized; 2,086,885 shares issued and outstanding at December 31, 1999 and 2000 and March 31, 2001, aggregate liquidation preference of $2,776 for all periods presented ($1.33 per share)	2,776	2,776	2,776
Series D convertible preferred stock; 6,600,000 shares authorized; 6,541,013 issued and outstanding at December 31, 1999 and 2000, and March 31, 2001, aggregate liquidation preference of $8,176 for all periods presented ($1.25 per share)	8,162	8,162	8,162
Common stock, $0.001 par value; 50,000,000 shares authorized at December 31, 1999, and 100,000,000 shares authorized at December 31, 2000; 14,109,764, 7,894,548 and 14,109,105 shares issued and outstanding at December 31, 1999 and 2000, and March 31, 2001, respectively	8	14	14
Additional paid-in capital	16,554	45,948	45,948
Note receivable from stockholder	(169)	(169)	(169)
Deferred stock-based compensation	(5,286)	(5,889)	(4,578)
Accumulated deficit	(24,986)	(81,645)	(87,109)

Total stockholders' equity (deficit)	709	(27,153)	(31,306)

Total liabilities and stockholders' equity	$16,685	$16,808	$15,813

See accompanying notes to financial statements

WIRELESS, INC.
STATEMENTS OF OPERATIONS
(In thousands; all information for the three month periods ended March 31, 2001 and 2000 is unaudited)

	Years ended December 31,		Three month periods ended March 31,
	1999	2000	2000	2001
Revenue	$20,329	$19,262	$5,535	$3,390
Cost of revenue	15,357	18,951	4,564	3,301

Gross profit	4,972	311	971	89

Operating expenses:
Research and development	3,221	24,626	6,090	1,880
Sales and marketing	7,443	8,225	2,015	1,416
General and administrative	2,689	4,091	835	667
Expense from cancelled IPO	—	2,380	—	—
Amortization of intangibles	1,102	4,138	777	—
Impairment of intangible assets	—	11,065	—	—
In-process research and development costs acquired	—	7,600	7,600	—
Amortization of deferred stock compensation	3,956	4,426	1,289	1,311

Total operating expenses	18,411	66,551	18,606	5,274

Loss from operations	(13,439)	(66,240)	(17,635)	(5,185)
Other income (expense):
Gain on sale of investment	—	—	—	652
Interest income	35	202	131	8
Interest expense	(462)	(1,078)	(73)	(939)

Loss before extraordinary item	(13,866)	(67,116)	(17,577)	(5,464)
Extraordinary item:
Gain on TRW settlement	—	10,457	—	—

Net loss	$(13,866)	$(56,659)	$(17,577)	$(5,464)

See accompanying notes to financial statements

WIRELESS, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(In thousands; all information for the three month period ended March 31, 2001 is unaudited)

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Series D Convertible Preferred Stock
									Common Stock
											Additional Paid-In Capital	Deferred Stock Compensation	Note Receivable from Stockholder	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 1998	4,300	$2,150	750	$1,500	2,147	$2,855	—	—	3,626	$4	$5,985	$(712)	—	$(11,120)	$662
Issuance of Series D convertible preferred stock, net of issuance costs							6,541	8,162							8,162
Warrants issued in connection with Series E convertible preferred stock											692				692
Repurchase of Series C convertible preferred and common shares					(60)	(79)			(118)		(89)				(168)
Exercise of stock options									4,387	4	900				904
Exercise of stock options for note receivable											169		(169)		—
Unearned compensation for options granted to employees and non employees											8,530	(8,530)			—
Amortization of unearned compensation												3,956			3,956
Warrants issued for services											367				367
Net loss														(13,866)	(13,866)

Balance as of December 31, 1999	4,300	2,150	750	1,500	2,087	2,776	6,541	8,162	7,895	8	16,554	(5,286)	(169)	(24,986)	709
															—
Common stock issued to TRW for License agreement									3,429	3	17,144				17,147
Exercise of stock options									936	1	302				303
Common stock issued to TRW for settlement of debt									1,860	2	4,641				4,643
Repurchase of common stock									(57)	—	(16)				(16)
Unearned compensation for options granted to employees and non employees											6,399	(6,399)			—
Options cancelled											(1,370)	1,370			—
Exercise of warrants									46	—	34				34
Warrants issued for legal services											248				248
Warrants issued for services											440				440
Warrants issued for bridge loans											1,627				1,627
Remeasurement of options issued to non-employees											(55)				(55)
Amortization of unearned compensation												4,426			4,426
Net loss														(56,659)	(56,659)

Balance as of December 31, 2000	4,300	2,150	750	1,500	2,087	2,776	6,541	8,162	14,109	14	45,948	(5,889)	(169)	(81,645)	(27,153)
Amortization of unearned compensation												1,311			1,311
Net loss														(5,464)	(5,464)

Balance as of March 31, 2001	4,300	$2,150	750	$1,500	2,087	$2,776	6,541	$8,162	14,109	$14	$45,948	$(4,578)	$(169)	$(87,109)	$(31,306)

See accompanying notes to financial table.

WIRELESS, INC.
STATEMENTS OF CASH FLOWS
(In thousands; all information for the three month periods ended March 31, 2001 and 2000 is unaudited)

	Years ended December 31,		Three month periods ended March 31,
	1999	2000	2000	2001
Cash flows from operating activities:
Net loss	$(13,866)	$(56,659)	$(17,577)	$(5,464)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	335	5,078	155	547
Amortization of deferred stock-based compensation	3,956	4,426	1,289	1,311
In-process research and development costs acquired	—	7,600	7,600	—
Gain on settlement with TRW	—	(10,457)	—	—
Noncash expenses related to TRW	1,102	13,000	777	—
Impairment of intangible assets	—	11,065	—	—
Allowance for doubtful accounts	894	1,001	156	—
Provision for inventory reserve	—	2,945	—	284
Noncash interest expense	283	477	—	663
Options and warrants issued for services	—	633	247	—
Changes in operating assets and liabilities:
Accounts receivable	(2,039)	526	88	(289)
Inventory	(1,175)	(4,696)	(340)	723
Prepaid expenses and other assets	(608)	(819)	(343)	(800)
Accounts payable	(1,709)	4,188	(839)	(830)
Accrued and other liabilities	1,335	2,848	4,075	397

Net cash used in operating activities	(11,492)	(18,844)	(4,712)	(3,458)

Cash flows from investing activities:
Purchase of property and equipment	(482)	(2,493)	(526)	(379)

Net cash used in investing activities	(482)	(2,493)	(526)	(379)

Cash flows from financing activities:
Payments of lines of credit	(1,500)	—	—	—
Proceeds from bridge financing and convertible notes	1,820	7,000	—	3,000
Proceeds from issuance of common stock	904	337	272	—
Proceeds from issuance of preferred stock, net of issuance costs	11,821	14,536	14,536	—
Repurchase of common and preferred stock	(168)	(16)	—	—
Payments for capital lease obligations	(121)	(239)	(18)	(72)

Net cash provided by financing activities	12,756	21,618	14,790	2,928

Net increase (decrease) in cash and cash equivalents	782	281	9,552	(909)
Cash and cash equivalents, beginning of year/period	358	1,140	1,140	1,421

Cash and cash equivalents, end of year/period	$1,140	$1,421	$10,692	$512

Supplementary cash flow information:
Cash paid for interest	$63	$197	$—	$—
Noncash investing and financing activities
Technology acquired for common stock and debt	—	19,647	—	—
Common stock issued for TRW settlement	—	4,643	—	—
Purchase of property and equipment with capital leases	406	402	26	—
Warrants issued in connection with financing	367	1,627	—	—
Unearned stock-based compensation, net	8,530	5,029	731	—
Exercise of stock options for note receivable	169	—	—	—

See accompanying notes to financial statements

Wireless, Inc.
Notes to Financial Statements
December 31, 2000 and March 31, 2001
(Information as of and for the three month periods ended
March 31, 2000 and 2001 is unaudited)

(1) Summary of Significant Accounting Policies

  (a)  The Company

    Wireless, Inc. (the "Company") was originally incorporated in California on May 7, 1997 and subsequently reincorporated in Delaware in July 2000. The Company develops broadband wireless access solutions that enable Internet and communication service providers, telephone operating companies and private network operators to deliver voice and high-speed data services to their customers. The operations of the Company include the design, manufacture and marketing of high-speed, wireless, point-to-point and point-to-multipoint telecommunications access equipment. The Company's products are distributed through a network of worldwide independent distributors, system integrators, local resellers and a direct sales force.

    The financial information and related notes for the three-month periods ended March 31, 2000 and 2001 is unaudited, though in the opinion of management includes all adjustments necessary, consisting of normal recurring adjustments except as noted, for a fair presentation. The financial information and related notes for the three-month periods ended March 31, 2000 and 2001 is condensed and not all footnote information has been presented. Operating results for the three-month period ended March 31, 2001 is not necessarily indicative of results that may be expected for the entire fiscal year.

  (b)  Revenue Recognition

    Revenue on products is recognized when all of the following have occurred: the product has been shipped; title and risk of loss have passed to the customer; the Company has the right to invoice the customer and collection of the receivable is probable; and all obligations have been fulfilled. The only post-sale obligation is a 12-month warranty. Trial sales made directly to the end users are not recognized as revenue until the trial has been completed and the product has been accepted. Estimated warranty costs are accrued at the time of the sale based upon the Company's historical experience.

  (c)  Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from these estimates.

  (d)  Property and Equipment

    Property and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments at the inception of the lease. Depreciation and amortization of property and equipment is provided using the straight-line method over the estimated useful lives of the respective assets, which range from three to five years. Equipment held under capital leases is amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

  (e)  Intangible Assets

    Intangible assets include developed technology, assembled workforce, core technology and goodwill all related to the 1998 acquisition of Multipoint Networks, Inc. ("Multipoint"). Intangibles are amortized on a straight-line basis over their estimated useful lives, which range from two to five years.

  (f)  Cash and Cash Equivalents

    The Company considers all highly liquid investments with remaining maturities of three months or less at the date of acquisition to be cash equivalents.

  (g)  Concentration of Risk

    Financial instruments, which potentially subject the Company to a concentration of credit risk, principally consist of accounts receivable.

    The following table summarizes information relating to the Company's significant customers with revenues comprising greater than 10% of total revenue for the period and/or balances greater than 10% of accounts receivable as of December 31, 2000 and March 31, 2001 (in thousands):

	Revenue for the years ended December 31,		Revenue for March 31,
Customer						Accounts Receivable as of December 31, 2000	Accounts Receivable as of March 31, 2001
	1999	2000	2000	2001
A	$2,555	$2,118	$731	$	*	$283	$52
B	*	2,430	1,102		429	212	435
C	*	*	1,011		*	48	*
D	*	*	*		541	*	320
*
Revenue and/or accounts receivable accounted for less than 10% in these periods.

  (h)  Fair Value of Financial Instruments

    The fair value of the Company's cash and cash equivalents, accounts receivable, lease receivable, accounts payable, and borrowings approximate their carrying values due to their short maturity or variable-rate structure. The interest rates on the capital lease obligations are deemed to be at market rates and the carrying amounts approximate fair value.

  (i)  Research and Development

    Costs incurred in the research and development of new products and enhancements to existing products are expensed as incurred until the technological feasibility of the product or enhancement has been established. Technological feasibility is established when a product design and a working model have been completed and the completeness of the working model, and its consistency with the product design, have been confirmed by testing. After establishing technological feasibility, material development costs are capitalized. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or is amortized based on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between completion of a working model and the general release of the product has been short and development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any development costs. The Company also expenses as research and development licenses acquired relating to specific product development, which has no alternative future use.

  (j)  Inventory

    Inventory is stated at the lower of cost or market, determined on a first-in first-out basis or net realizable value.

  (k)  Income Taxes

    The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be recovered.

  (l)  Stock-Based Compensation

    The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock Based Compensation. This statement establishes financial accounting and reporting standards for stock based compensation, including employee stock option plans. As allowed by SFAS No. 123, the Company measures compensation expense under the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), and related interpretations. Compensation for goods or services from non-employees is recognized based upon the fair value of the issued options. Where such options contain future vesting associated with future services the Company applies variable accounting in the measurement of such compensation. The Company follows Financial Accounting Standards Board Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans in amortizing unearned compensation during the service period.

  (m)  Comprehensive Income

    The Company does not have any components of comprehensive income, consequently comprehensive loss consists entirely of net loss for all periods presented.

  (n)  Impairment of Long-Lived Assets, Including Intangible Assets

    Long-lived and intangible assets are generally reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment loss to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company estimates fair value based on the best information available, making judgments and projections as considered necessary.

  (o)  Gain on Sale of Investment

    During February and March 2001, in a related party transaction, the Company sold 434,667 shares out of its total investment of 600,000 shares in MobiCom Corporation ("MobiCom") to Crossroads Venture Investors X, L.P. ("Crossroads") for $1.50 per share. The cost of this investment was $0.0005 per share resulting in a gain of $0.7 million. The balance of 165,333 shares remain unsold. The former Chairman of the board of directors of the Company, and presently a member of the board of directors of interWAVE Communications International, Ltd. ("interWAVE") (see Note 11), is the President and Chief Executive Officer of MobiCom and a Managing Member of Crossroads.

(2) Inventory

    Inventory consists of the following (in thousands):

	December 31,
			March 31, 2001
	1999	2000
Raw materials	$2,066	$4,136	$3,388
Work in process	361	1,025	1,606
Finished goods	2,535	1,552	712

Inventories, net	$4,962	$6,713	$5,706

(3) Property and Equipment

    Property and equipment consists of the following (in thousands):

	December 31,
			March 31, 2001
	1999	2000
Office furniture and equipment	$186	$248	$248
Machinery equipment and fixtures	830	2,290	2,636
Computer equipment and software	363	1,612	1,645
Leasehold improvements	426	519	519

	1,805	4,669	5,048
Less accumulated depreciation and amortization	(559)	(1,499)	2,046

Property and equipment, net	$1,246	$3,170	$3,002

(4) Intangible Assets

    Intangible assets relate to the 1998 acquisition of Multipoint and technology acquired from TRW, Inc. The Multipoint acquisition resulted in the recording of goodwill and identified intangibles in the amount of $5.4 million. The Company's policy is to assess the recoverability of goodwill and identified intangibles using estimated undiscounted cash flows. Cash flows from operations and the estimated terminal value of the acquired business have affected the analysis used to assess recoverability. As a result, management has recorded a charge in the year ended December 31, 2000 in the amount of $2.1 million to write-off the goodwill and the related identified intangible assets remaining from the acquisition. A summary of intangibles is as follows (in thousands):

	December 31,
			March 31, 2001	Useful Lives
	1999	2000
Developed technology	$3,176	$3,176	$3,176	5 years
Assembled workforce	610	610	610	2 years
Core technology	463	463	463	5 years
Goodwill	338	338	338	5 years
TRW license and technology (see Note 5)	—	12,077	12,077	5 years

	4,587	16,664	16,664
Less accumulated amortization and write-offs	(1,461)	(16,664)	(16,664)

	$3,126	$—	—

(5) Strategic Investment

    In January 2000, the Company entered into the following agreements with TRW which resulted in an investment by TRW in the Company in the form of Series F preferred stock, a technology purchase and license agreement giving the Company rights to TRW developed technology being the foundation to the Company's StarPort product offering, and a letter agreement specifying a time and materials based agreement for TRW to perform contract research and development services for the Company. A summary of the agreements follows:

1)
The Company sold 2,300,000 shares of Series F preferred stock to TRW for cash of $5 per share. The preferred stock has a liquidation preference equal to its purchase price and is convertible into common stock. The Company also sold 700,000 shares of Series F preferred stock to CECAP Wireless, a company unrelated to TRW.

2)
The Company issued 3,429,352 shares of common stock valued at $5 per share in exchange for the purchase and license agreement granting the Company the right to further develop and commercialize TRW technology, the result of which the Company and TRW would jointly own. Under the agreement, the Company purchased and obtained an exclusive royalty-free worldwide license in a point-to-multipoint wireless networking technology. Additionally, in consideration of the rights and licenses provided under the agreement and the technical assistance to be provided by TRW, the Company has agreed to pay TRW 10% of the net proceeds of the initial public offering or any private placement of equity occurring on or before October 14, 2000, until the Company has paid TRW an aggregate of $2.5 million. The balance of this amount was due on January 1, 2001.

3)
The Company entered into a letter agreement specifying a time and materials arrangement for TRW to perform research and development services for the Company to commercialize certain TRW technology. The rates contained in this time and materials arrangement are believed to be the same as standard rates used by TRW for other unrelated agreements. This agreement is cancelable by either party and if canceled would not negate the license agreement.

    While the Company and TRW entered into the three agreements at the same time, the negotiations that lead to the agreements were determined based on reasonable and fair values related to each of the agreements entered into. The Company has accounted for the technology and license agreements based upon a value of common stock of $5 per share and the $2.5 million commitment, resulting in a value assigned to the technology of $19.6 million. The Company conducted an independent valuation of the value of the technology, which corroborates the value of the common stock issued and liability incurred.

    As part of the Company's independent valuation of the technology, the Company also conducted an independent valuation of the acquired technology resulting in a $7.6 million allocation to in-process technology, which was immediately expensed. At the time of the agreement, StarPort technology was an in-process technology under development for a number of years at TRW, which had not yet achieved technological feasibility and was not expected to generate any significant sales for one to three years. The value of the purchased in-process technology was determined by estimating the costs to develop the purchased in-process technology into a commercially viable product.

    The Company capitalized approximately $12 million as capitalized license and technology which it expected to amortize over a period of 5 years representing what the Company believes to be a reasonable estimate of the technology life. Costs incurred associated with the letter agreement with TRW were charged to research and development expense as incurred.

    On November 7, 2000, the Company and TRW amended the terms of the purchase and license agreement and letter agreement. These amendments resulted in forgiveness of the $2.5 million commitment from the Company to TRW, the termination as of January 1, 2001 of the licensing of future improvements of the StarPort product between the two companies and the settlement of other ancillary disputes and agreements. TRW also discounted its receivable of $13.0 million and TRW and the Company agreed to a mutual release of claims relating to certain matters. The Company also issued 1,860,000 shares of the Company's common stock to TRW in connection with these arrangements. This transaction resulted in an extraordinary gain of $10.5 million. All capitalized license and technology associated with the TRW agreements were written off as a result of the amended agreement.

(6) Borrowings

  (a)  Line of Credit

    The Company's line of credit which allowed it to borrow up to 80% of eligible accounts receivable with a maximum borrowing of $2 million was not renewed at its renewal date in February 2001. In consideration for the renewal in 1999, the Company issued the bank a warrant to purchase 48,000 shares of the Series D Convertible Stock at $1.25 per share. The warrant value of $37 thousand is being amortized as interest expense over the term of the line of credit. The amount of $37 thousand ascribed to the warrants was estimated using the Black-Scholes option valuation model with the following assumptions: no expected dividend yield; risk free interest rate of 5.5%; expected volatility of 70%; and contractual term of 5 years. The line is secured by substantially all of the Company's assets. Borrowings under the line of credit bear interest at 2.5% above the bank's prime rate. As of December 31, 2000 and March 31, 2001, no borrowings were outstanding on the line of credit.

    The Company issued a five-year warrant to purchase 37,500 shares of common stock at $4.00 per share in connection with an amendment to this credit line. The warrant value of $192 thousand will be amortized as interest expense over the remaining period of the line of credit. The amount of $192 thousand ascribed to the warrants was estimated using the Black-Scholes option valuation model with the following assumptions: no expected dividend yield; risk free interest rate of 5.5%; expected volatility of 70%; and contractual term of 5 years.

  (b)  Convertible Notes Payable

    In August 1999, the Company borrowed $1 million under a convertible promissory note (the "1999 Note"). The principal amount, together with interest accrued at 10% per annum, will become due and payable on September 1, 2004. At the option of the holder, the note may be converted into shares of the next series of the Company's preferred stock at a conversion price based on the underlying terms of that financing. In September 1999, the Company issued Series E Convertible Preferred stock at $2.50 per share with an attached 10% warrant to purchase common stock at $0.75 per share. This financing qualified as the next financing in accordance with the terms of the promissory note. Based on this financing, the promissory note is convertible into 320,000 shares of Series E Convertible Preferred Stock at $3.125 per share and, if converted, the holder will receive a warrant to purchase 32,000 shares of common stock at $0.75 per share. Pursuant to a conversion price adjustment effective as of March 31, 2001, these Series E preferred shares are now convertible at any time into common shares at a rate of 2.0 common shares for each preferred share.

  (c)  Bank Loan

    In 1999, the Company borrowed $1 million at an interest rate of prime plus 3%. As additional consideration, the Company issued the bank a warrant to purchase 20,000 shares of Series E Convertible Preferred Stock at $2.50 per share. The warrant is valued at $28 thousand and has been recorded as interest expense. The amount of $28 thousand ascribed to the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: no expected dividend yield; risk free interest rate of 5.5%; expected volatility of 70%; and contractual term of 5 years. All principal and interest was repaid from proceeds of the Series E financing.

  (d)  Bridge Loans

    In February 2000, the Company received financing commitments from certain of its stockholders for up to $12.5 million in the event that the Company did not complete its initial public offering. The Company began drawing on these commitments after it withdrew its registration statement for an initial public offering in October 2000. In obtaining these commitments and subsequent advances in operating funds from these commitments, the Company issued 742,000 of common stock warrants with prices ranging from $0.01 to $4.00 per share. The total value of the warrants of $1.627 million was recorded as a debt discount and is being amortized as interest expense over the term of the loan, which expires on May 31, 2001. The amount of $1.627 million ascribed to the warrants was estimated using the Black-Scholes option valuation model with the following assumptions: no expected dividend yield; risk free interest rate of 6.01%; expected volatility of 70%; and contractual term of 5 years. The Company received $7.0 million in bridge loans as of the end of December 31, 2000 from these commitments. These loans bear a fixed interest of 10% per year.

  (e)  Letters of Credit

    The Company has letters of credit outstanding instead of security deposits on leased facilities and product reliability and performance requirement with a customer. Letters of credit outstanding were $0.08 million, $0.3 million, and $0.6 million as of December 31, 1999, 2000, and March 31, 2001, respectively. The Company has collateralized in their entirety these letters of credit with funds from the Company's bank accounts, which amounts are included in prepaid expenses and other current assets.

(7) Stockholders' Equity

  (a)  Convertible Preferred Stock

    In March 1999, the Company issued 6,541,013 shares of Series D Preferred Stock for $1.25 per share. In connection with this issuance, convertible notes and accrued interest of $5.2 million were converted to Series D Preferred Stock. The Series D Preferred Stock has been recorded net of issuance costs.

    In September 1999, the Company issued 3,600,000 shares of Series E Preferred Stock for $2.50 per share and warrants to purchase 360,000 shares of common stock at $0.75 per share. The net proceeds were allocated to the preferred shares and the warrants based on their respective fair values. The warrants were valued at $0.7 million, which is recorded as additional paid in capital. The warrants expire 5.5 years from the date of issue. The amount of $0.7 million ascribed to the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: no expected dividend yield; risk free interest rate of 6.0%; expected volatility of 70%; and contractual term of 5.5 years. The conversion price of the Series E Preferred Stock was subsequently reduced to $2.42 per share by a resolution by the board of directors on December 21, 1999. The conversion price of the Series E Preferred Stock was subsequently further reduced to $1.25 per share on March 31, 2001 due to a conversion price adjustment provided for in the Company's certificate of incorporation relating to the Company's failure to achieve certain performance criteria relative to its December 31, 2000 financial results.

    In September 1999, the Company authorized 400,000 shares of Series E-1 preferred stock. No shares of Series E-1 preferred stock have ever been issued by the Company. Shares of Series E-1 preferred stock are issuable upon the occurrence of a dilutive issuance of stock in which a Series E investor is offered their respective pro rata participation right and such investor declines to participate to the full extent of such right. In such event, to the extent that such investor does not exercise their full pro rata participation right, a proportionate number of shares of their Series E preferred stock reflecting the lack of pro rata participation will be converted into shares of Series E-1 preferred stock. The ratio of conversion shall be such that each share of Series E preferred stock shall be converted into one-tenth of a share of Series E-1 preferred stock. All converted shares of Series E preferred stock shall thereafter be cancelled.

    On January 14, 2000, the Company issued 3,000,000 shares of Series F Preferred Stock for $5.00 per share.

    The rights, preferences, and privileges of the holders of Series A, B, C, D, E, E-1 and F preferred stock are as follows:

  The holders of Series A and B preferred stock are entitled to receive dividends in an amount equivalent to that which they would receive if their shares were converted to common stock. The holders of Series C, D, E, and F preferred stock are entitled to receive preferential dividends at a rate of $0.12, $0.11, $0.23 and $0.45 per share, respectively. The holders of Series E-1 preferred stock are entitled to receive preferential dividends at a rate of $2.25 per one-tenth (1/10) of share. All dividends require board of director approval and are non-cumulative. The conversion price is the original issue price subject to adjustments for dilution in the event that there is a stock split, subdivision or combination of the outstanding shares of common stock. In addition the conversion price is subject to adjustment in the event that securities are subsequently sold at a lower price, subject to certain exceptions. No dividends are paid or set aside for holders of common stock until all dividends have been paid or set aside for holders of Series A, B, C, D, E and F preferred stock. No dividends have been declared to date.

  Shares of Series A, B, C, D, E, E-1 and F preferred stock have a liquidation preference of $0.50, $2.00, $1.33, $1.25, $2.50, $25.00 and $5.00 per share, respectively, plus any declared but unpaid dividends.

  Each holder of preferred stock has voting rights equal to common stock on an "as if converted" basis as well as certain class and series votes on certain matters which affect the preferred stock.

  Each share of preferred stock is convertible at any time into one share of common stock at the option of the holder with the exception of Series B, C, E and E-1 which convert into 1.1078, 1.0153; 2.0 and 2.0 shares of common stock, respectively. All shares of Series A, B, C and D preferred stock automatically convert upon the closing of the sale of the Company's common stock in a public offering in which gross proceeds exceed $10 million and the offering price equals or exceeds $6.90 per share. Each share of Series E, Series E-1 and Series F preferred stock automatically convert upon the closing of the sale of the Company's common stock in a public offering in which gross proceeds exceed $25 million and the offering price equals or exceeds $7.50 per share. Each series of preferred stock also converts upon the written consent of a specified majority of the holders of such series into common stock, except as otherwise provided in Note 11 to these financial statements.

  The holders of Series E preferred stock, Series E-1 preferred stock and Series F preferred stock may request to have such shares redeemed by the Company at a price per share equal to the respective original issue price of each such series of preferred stock (as adjusted for any stock splits, stock combinations or similar events) plus any declared but unpaid dividends. However, during the period commencing upon the date the Company entered into a merger agreement (see Note 11) and ending on the earlier of the termination of such merger agreement or September 30, 2001, the Series E preferred stock, Series E-1 preferred stock and Series F preferred stock may not be redeemed.

  (b)  Warrants

    In November 1999, the Company issued warrants to purchase 100,000 common shares for $2.50 per share for fees related to the Series F Convertible Preferred Stock financing. The warrants are valued at $0.4 million, which is recorded as a deferred financing fee at December 31, 1999. The amount of $0.4 million ascribed to the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: no expected dividend yield; risk free interest rate of 5.5%; expected volatility of 70%; and contractual term of 3 years.

    As of March 31, 2001, there were warrants outstanding to purchase 1,173,960 shares of common stock at a weighted average exercise price of $1.09 per share, and 88,000 shares of preferred stock at an average price of $1.78 per share. The warrants contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant under certain circumstances, including stock dividends, stock splits, reorganizations, consolidations and certain dilutive issuances of securities at prices below the then existing warrant exercise price.

  (c)  Common Stock

    The Company is authorized to issue 50,000,000 shares of common stock.

    During 1999, 2000 and the three month period ended March 31, 2001, the Company issued 4,387,085, 936,397 and 8,400 shares of common stock upon the exercise of stock options granted under the Company's 1997 Incentive Stock Option Plan. Shares issued under the Plan are subject to repurchase until they are fully vested.

    Of the 1999 stock option exercises, 625,000 shares were issued to an officer of the Company in exchange for a full recourse promissory note in the aggregate principal amount of $0.2 million. The recourse promissory note bears interest at 6.47% per year and is due on December 10, 2009. If this officer terminates employment with the Company immediately prior to the completion of the merger with interWAVE, the Company has agreed to forgive this note in full.

    The Company may have liability for certain security laws violations in connection with some of its common stock issued pursuant to the exercise of options. See footnote 6(d) below for a discussion of this potential liability.

  (d)  1997 Stock Plan

    By resolution of the Board of Directors (the "Board"), effective June 11, 1997 the Company adopted the 1997 Stock Plan (the "1997 Plan") which allowed for the issuance of up to 1,500,000 shares of common stock. The 1997 plan has subsequently been amended, increasing the authorized number of shares to 7,450,000 and 12,450,000 as of December 31, 1999 and 2000. The 1997 Plan will terminate on June 11, 2007, or an earlier date when all of the shares of common stock set aside for issuance under the 1997 Plan have been issued, or when there has been a merger, sale, transfer, or other disposition of all or substantially all of the Company's assets in a liquidation or dissolution of the Company.

    At the Board's discretion, employees, directors, and consultants may be granted options that allow for the purchase of shares of the Company's common stock, or they may be issued common stock directly, either through the immediate purchase of such shares, or as a bonus for services rendered to the Company.

    Both non-statutory and incentive options may be granted under the 1997 Plan. Incentive options are options, which satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Non-statutory options do not satisfy these requirements. Non-statutory options may be granted to employees, directors, and consultants at a price not less than 85% of the fair market value of common stock on the date the option is granted, or 110% of the fair market value of common stock where the options are granted to those individuals owning more than 10% of the total combined voting power of all classes of stock of the Company (a 10% shareholder). Incentive options may only be granted to employees at a price not less than 100% of the fair market value of common stock on the date the option is granted.

    Direct issues of shares of the Company's common stock may be granted to employees, directors, and consultants at a price not less than 85% of the fair market value of common stock on the date of grant, or 110% of the fair market value of common stock where the shares are granted to a 10% shareholder.

    Vesting schedules may vary at the Board's discretion however, no option shall have a term in excess of ten years from the date of grant, except where incentive options are granted to a 10% shareholder, then the option term shall not exceed five years. Shares of common stock issued to employees must vest at a rate of at least 20% per year from the date of issuance. Stock options are immediately exercisable for all of the option shares. The Company has the right to repurchase, at the exercise price paid per share, any shares purchased under the option which are not vested.

    The Company has reserved 12,450,000 common shares for issuance under the 1997 Plan. A summary of the Company's share option plan activity is as follows:

	December 31,
	1999		2000		March 31, 2001
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding at beginning of year/period	2,076,607	$0.16	1,706,047	$0.53	4,461,202	$1.93
Granted	4,149,209	0.42	4,814,378	2.32	—	—
Exercised	(4,387,085)	0.26	(936,397)	0.36	(8,400)	0.05
Cancelled	(132,684)	0.22	(1,122,826)	2.89	(138,459)	3.10

Outstanding at year-end/period	1,706,047	$0.53	4,461,202	$1.93	4,314,343	$1.90

    At the time of grant, all stock options were granted at the then determined fair value. In consideration of the Company's proposed initial public offering, the Company re-evaluated all option grants and determined that all stock options had been granted when the fair value of the underlying common stock on the grant date had exceeded the exercise price of the stock option.

    The following table summarizes information about stock options outstanding and exercisable under the 1997 Plan as of December 31, 2000.

	Outstanding
				Exercisable
		Weighted Remaining Contractual Life (Years)
Exercise Prices	Number Outstanding		Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.05	63,609	6.54	$0.05	63,609	$0.05
0.16	11,009	6.92	0.16	11,009	0.16
0.27	204,451	8.29	0.27	204,451	0.27
1.00	2,755,513	9.88	1.00	238,973	1.00
2.00	436,000	9.97	2.00	288,000	2.00
4.00	287,500	9.08	4.00	287,500	4.00
4.10	1,665	5.50	4.10	1,665	4.10
5.00	412,000	9.25	5.00	409,500	5.00
5.74	6,255	5.50	5.74	1,255	5.74
6.00	283,200	9.67	6.00	41,700	6.00

	4,461,202	9.63	$1.94	1,547,662	$2.80

    As of December 31, 2000, options available for grant under the 1997 Plan were 1,882,000.

    A substantial portion of the options granted by the Company between August 1998 and October 2000 and common stock issued in connection with the exercise of such options were not properly qualified or exempted under applicable California securities laws and the Company may incur liability for these security law violations. If the Company incurs liability for these security law violations, it expects such liability would amount to approximately $0.3 million in the aggregate, although such liability could be as high as approximately $3.7 million in the aggregate.

  (e)  Accounting for Stock-Based Compensation

    The Company uses the intrinsic value method to account for its option plan. Deferred stock-based compensation cost has been recognized for stock option grants to employees when the fair value of the underlying common stock on the grant date, or other measurement date, exceeds the exercise price of each stock option. Deferred stock-based compensation is amortized using the accelerated method set forth in Financial Accounting Standards Board Interpretation No. 28.

    Under SFAS No. 123, the Company is required to disclose the pro forma effects on net loss as if the Company had elected to use the fair value approach to account for its employee stock-based compensation plan. Had compensation cost for the Company's plan been determined consistently with the fair value approach described in SFAS No. 123, the Company's pro forma net loss for the years ended December 31, 1999 and 2000, would have been changed as indicated below (in thousands):

	December 31,
	1999	2000
Net loss:
As reported	$13,866	$56,659
Pro forma	13,945	57,183

    The fair value of options granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1999 and 2000.

	1999	2000
Weighted average risk-free rate	5.5%	5.5%
Expected life (years)	5	5
Volatility	—	—
Dividend yield	—	—

(8) Income Taxes

    The Company has incurred significant losses since inception and has not incurred any income tax expense to date. The income tax benefit differed from the amounts computed by applying the U.S. Federal income tax rate of 34% during the year ended 1999 and 35% during the year ended 2000 to pretax loss as a result of the following (in thousands):

	December 31,
	1999	2000
Expected tax benefit at U.S. Federal statutory rate	$(4,714)	$(19,816)
Increase in valuation allowance	3,147	19,463
Permanent differences	1,567	353

Total	$—	$—

    The tax effects of temporary differences that give rise to significant portions of the Company's deferred tax assets and liabilities are presented below (in thousands):

	December 31,
	1999	2000
Deferred tax assets:
Net operating loss carryforwards	$12,172	$31,420
Reserves and accrued expenses	2,558	3,192
Deferred stock-based compensation	379	—
Fixed assets and intangibles	143	103

Total gross deferred tax assets	15,252	34,715
Valuation allowance	(15,252)	(34,715)

Total deferred tax assets	$—	$—

    Management has established a valuation allowance for the full amount of the deferred tax assets. The net change in the total valuation allowance for the years ended December 31, 1999 and 2000 were net increases of approximately $3.1 million and $19.5 million, respectively.

    As of December 31, 2000, the Company has research and other credit carryforwards available to reduce future income taxes for federal and California income tax purposes of approximately $1.3 million and $1.4 million, respectively. The research credit carryforwards expire from 2003 to 2020 for Federal purposes and are available indefinitely for California.

    As of December 31, 2000, the Company had net operating loss carryforwards for Federal and California income tax purposes of approximately $77 million and $39 million, respectively, available to reduce future income subject to income taxes. The Federal net operating loss carryforwards expire beginning 2003 through 2020. The California net operating loss carryforwards expire in 2010.

    The Tax Reform Act of 1986 and the California Conformity Act of 1987 impose restriction on the utilization of net operating loss and tax credit carryforwards in the event of an "ownership change" as defined in the Internal Revenue Code, Section 382. If an "ownership change" has occurred, the Company's ability to utilize its net operating loss and tax credit carryforwards may be subject to restriction pursuant to these provisions.

(9) Commitments

  (a)  Lease Commitments

    The Company is obligated under operating leases for certain equipment and its facility in Santa Clara, California, and capital leases for certain equipment. The operating leases require the Company to pay certain maintenance costs, property taxes, and insurance.

    Future minimum lease payments under capital and operating leases as of December 31, 2000 are as follows (in thousands):

	December 31, 2000
	Capital Leases	Operating Leases
Years ending December 31:
2001	$359	$1,060
2002	234	1,029
2003	70	1,042
2004	—	1,056
2005	—	1,066

Total	$663	$5,253
Less amount representing interest	(90)

Present value of minimum capital lease payments	573
Less current portion of capital lease obligations	(294)

Long-term portion of capital lease obligations	$279

    Total rent expense for all operating leases was approximately $1.2 million and 1.1 million for the years ended December 31, 1999 and 2000 respectively, and $0.3 million for the three-month period ended March 31, 2001.

    Equipment recorded under capital leases is included in property and equipment as follows (in thousands):

	December 31,
	1999	2000
Manufacturing equipment	$341	$592
Computer and related equipment	124	203
Furniture	92	92

	557	887
Accumulated amortization	(132)	(309)

	$425	$578

    Amortization expense associated with assets acquired under capital leases is included in depreciation expense in the accompanying financial statements.

(10) Geographic Segment Information

    The Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the manner in which public companies report information about operating segments in annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. The method for determining what information to report is based on the way management organizes the operating segments within the Company for making operating decisions and assessing financial performance. The Company's chief operating decision-maker is considered to be the chief executive officer ("CEO"). The financial information that the CEO reviews are identical to the information presented in the accompanying statements of operations. Therefore, the Company has determined that it operates in a single operating segment: manufacturing and sale of broadband wireless access equipment.

    The following table presents information about the Company by geographic area (in thousands):

December 31, 1999	US	Mexico	Other L. Amer.	Philippines	Other Asia	Europe/Africa	Consolidated
Total net revenues	$2,638	$7,638	$3,893	$2,953	$953	$2,254	$20,329
Net loss	(2,486)	(4,913)	(2,504)	(1,900)	(613)	(1,450)	(13,866)
Property & equipment, net	1,246	—	—	—	—	—	1,246
Percentage of reported net revenue	13%	38%	19%	14%	5%	11%	100%
December 31, 2000	US	Mexico	Other L. Amer.	Philippines	Other Asia	Europe/Africa	Consolidated
Total net revenues	$4,267	$8,529	$2,751	$820	$1,074	$1,821	$19,262
Net loss	(12,498)	(24,911)	(7,926)	(2,265)	(3,397)	(5,662)	(56,659)
Property & equipment, net	3,170	—	—	—	—	—	3,170
Percentage of reported net revenue	22%	44%	14%	4%	6%	10%	100%

    Revenue information by product category is as follows (in thousands):

	Years ended December 31,
	1999	2000
WaveNet Transport	$5,362	$4,930
WaveNet Access	6,017	5,132
WaveNet Link	2,770	6,136
Legacy and other	6,180	3,064

	$20,329	$19,262

(11) Subsequent Events

    On June 7, 2001, interWAVE completed its acquisition of the Company. Under the terms of the merger agreement (the "Merger Agreement"), interWAVE issued approximately 5 million shares in exchange for all of the Company's outstanding capital stock and warrants, $5 million in cash to fund the Company's operations, and assumed $8.0 million in notes payable, which will be paid with a combination of 1.5 million common shares and cash. Additionally, interWAVE may issue up to 2 million shares subject to the Company's achievement of minimum thresholds of gross profit in calendar year 2001. The transaction will be accounted for using the purchase accounting method by interWAVE.

    In connection with the above mentioned acquisition of the Company by interWAVE, the Company stockholders approved and filed with the Delaware Secretary of State on March 20, 2001, an amendment and restatement of its Certificate of Incorporation. The Amended and Restated Certificate of Incorporation provides in part that, until the earlier to occur of (i) the termination of the Merger Agreement with interWAVE or (ii) September 30, 2001:

  •
  upon consummation of the merger with interWAVE, holders of Company common stock will receive an aggregate of twenty percent (20%) of the assets and/or proceeds available for distribution to holders of Company capital stock (less any amounts reserved for issuance to holders of common stock warrants);
  •
  upon consummation of the merger with interWAVE, holders of Company Series A preferred stock, Series B preferred stock, Series C preferred Stock, Series D preferred stock, Series E preferred stock and Series E-1 preferred stock, each on an as converted to common stock basis, but without converting such shares, will receive an aggregate of sixty percent (60%) of the assets and/or proceeds available for distribution to holders of Company capital stock (less any amounts reserved for issuance to holders of warrants to purchase Series D preferred stock or Series E preferred stock);
  •
  upon consummation of the merger with interWAVE, holders of Company Series F preferred stock, on an as converted to common stock basis, but without converting such shares, will receive an aggregate of twenty percent (20%) of the assets and/or proceeds available for distribution to holders of Company capital stock;
  •
  none of the Company's preferred stock may be converted into common stock from the date of the Merger Agreement; and
  •
  during the period commencing upon the date the Company entered into the Merger Agreement, the Company's Series E preferred stock, Series E-1 preferred stock and Series F preferred stock may not be redeemed.

    In addition, pursuant to a conversion price adjustment effective on March 31, 2001, shares of our Series E preferred stock have a conversion price of $1.25 per share and each share of Series E preferred stock is convertible into 2.0 shares of Company common stock.

    Pursuant to an amendment and restatement of the Company's Certificate of Incorporation filed on March 20, 2001, in connection with the Company's merger with interWAVE, holders of the Company preferred stock were prohibited from converting their preferred stock into shares of Company common stock until the earlier of the termination of the Merger Agreement or September 30, 2001. However, all outstanding Company preferred stock and preferred stock warrants were treated on an as-if converted to common stock basis for purposes of determining the merger consideration payable to holders of preferred stock in the merger.

    interWAVE has agreed to assume and repay, on or before May 31, 2001, certain of Wireless' bridge loans, including the commitment notes discussed above valued at $7.0 million and the 1999 Note valued at $1.0 million. interWAVE will repay these notes, together with accrued interest, with a combination of cash and up to 1.5 million shares of interWAVE common stock. Any interWAVE common stock used to repay the notes will be valued at the average of the last reported sale price of such stock over the 10 trading days ending 2 trading days prior to the closing of the merger. Any cash used to repay the notes by interWAVE shall first be paid towards the 1999 Note until that note is paid in full and then paid towards the bridge loan note in favor of TRW Inc. until that note is paid in full.

    As part of the consideration, interWAVE has also agreed to fund the Company's operations with up to $5.0 million until the transaction is finalized (the "Interim Financing"). As of March 31, 2001, this funding totaled $3.0 million, which included part of the bridge loan in the accompanying balance sheets. This interim financing from interWAVE is secured by substantially all of the Company's assets. interWAVE may not reach the collateral under its security interest unless it first obtains the consent of the holders of at least two-thirds of the outstanding interest in the 1999 Note, the $7.0 million aggregate bridge loan notes discussed above and this interim financing, or unless the Company enters into certain voluntary or involuntary bankruptcy proceedings.

    On June 7, 2001, the Company completed the transaction whereby it was acquired by interWAVE. In connection with the acquisition, interWAVE issued an aggregate of approximately 5 million shares of its common stock in exchange for all outstanding shares of the Company's preferred and common stock. If certain future performance goals are satisfied, interWAVE will issue up to an additional 2 million shares of its common stock to the shareholders of the Company.

ITEM 7. (b) Pro Forma Financial Information

InterWAVE Communications International, Ltd.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    On June 7, 2001, interWAVE signed an agreement and plan of merger with Wireless, Inc. ("Wireless"). Under the terms of the agreement, interWAVE will issue 4,918,940 shares of interWAVE common stock in exchange for all Wireless outstanding common and preferred stock, including common and preferred warrants, $5 million in cash to fund the Company's operations, and assume $8.0 million in notes payable, which will be paid with a combination of 1.5 million common shares and cash. This acquisition will be accounted for as a purchase.

    The following unaudited pro forma condensed combined financial statements present financial information giving effect to the acquisition under purchase accounting. The unaudited pro forma condensed combined balance sheet as of March 31, 2001 is presented as if the purchase had occurred as of that date. The unaudited pro forma condensed combined statement of operations for the nine month period ended March 31, 2001 and the fiscal year ended June 30, 2000 are presented as if the purchase had occurred at the beginning of the earliest period presented.

    The financial information reflects certain assumptions deemed probable by interWAVE's management regarding the purchase. The total estimated purchase price of the acquisition was allocated on a preliminary basis to assets based upon management's best estimates of its fair values with the excess cost over the net assets acquired allocated to goodwill. The adjustments to the unaudited pro forma condensed combined financial information are subject to change pending a final analysis of the total purchase price and the fair value of the assets assumed. The impact of these changes could be material.

    The pro forma condensed combined financial statements should be read in conjucntion with interWAVE's unaudited condensed combined financial statements and notes thereto included in interWAVE's quarterly report on Form 10-Q for the period ended March 31, 2001 and the audited and consolidated financial statements and notes thereto included in interWAVE's annual report on Form 10K for the fiscal year ended June 30, 2000. The pro forma information is based on estimates and assumptions and may not necessarily be indicative of what interWAVE's results of operations or financial position would have been had the transaction been in effect as of and for the periods presented, nor is such information necessarily indicative of interWAVE's results of operations or financial position for any future period or date.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
March 31, 2001
(in thousands, except share amounts)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	interWAVE	Wireless
Assets
Current assets:
Cash and cash equivalents	$32,376	$512	$(11,794)	(a)(b)	$21,094
Short-term investments	39,623	—			39,623
Accounts receivable, net	16,838	3,640			20,478
Inventory, net	20,836	5,706			26,542
Prepaid expenses and other current assets	9,087	2,953			12,040

Total current assets	118,760	12,811	(11,794)		119,777

Property and equipment, net	9,393	3,002			12,395
Goodwill and intangible assets, net	13,331	—	20,289	(a)(g)	33,620
Other assets	8,386	—			8,386

Total assets	$149,870	$15,813	$8,495		$174,178

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$4,327	$6,779			$11,106
Line of credit/bridge loans	—	9,513	(7,000)	(b)	2,513
Accrued liabilities	4,819	2,542	3,350	(c)	10,711
Sales commission payable	—	521			521
Current portion of capital lease obligations	—	222			222
Notes payable	678	1,000	(1,000)	(b)	678
Other current liabilities	372	3,554	(3,197)	(d)	729

Total current liabilities	10,196	24,131	(7,847)		26,480
Other long-term liabilities	3,681	279			3,960

Total liabilities	13,877	24,410	(7,847)		30,440

Redeemable preferred stock	—	22,709	(22,709)	(j)	—
Commitments and contingencies
Stockholders' equity:
Convertible preferred stock	—	14,588	(14,588)	(e)	—
Common stock	49	14	(6)	(e)	57
Additional paid-in capital	321,251	45,948	(38,012)	(e)	329,187
Services receivable from stockholders	(3,307)	—			(3,307)
Subscriptions and amounts receivable from stockholders	(416)	(169)	169	(e)	(416)
Deferred stock-based compensation	(2,027)	(4,578)	4,578	(f)	(2,027)
Accumulated other comprehensive income	758	—			758
Accumulated deficit	(180,315)	(87,109)	86,910	(e)(g)	(180,514)

Total stockholders' equity	135,993	(31,306)	39,051		143,738

Total liabilities and stockholders' equity	$149,870	$15,813	$8,495		$174,178

See accompanying notes to pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended March 31, 2001
(in thousands, except per share data)

	Historical
			Pro Forma Adjustments	Pro Forma Combined
	interWAVE	Wireless
Revenue	$21,298	$10,801		$32,099
Cost of revenue	14,710	12,639		27,349

Gross profit (loss)	6,588	(1,838)	—	4,750

Operating expenses:
Research and development	23,044	10,642		33,686
Selling, general and administrative	22,584	8,059		30,643
In-process research and development costs acquired	407	—		407
Expense from cancelled IPO	—	2,380		2,380
Amortization of intangibles	2,696	2,483	4,208 (h)	9,387
Impairment of intangible assets	—	11,065		11,065
Amortization of deferred stock compensation	2,991	3,260		6,251

Total operating expenses	51,722	37,889	4,208	93,819

Loss from operations before other income (expense) and extraordinary item	(45,134)	(39,727)	(4,208)	(89,069)
Other income (expense):
Gain on sale of investment	—	652		652
Interest income (expense), net	5,022	(1,820)	113 (i)	3,315

Loss from operations before extraordinary item	(40,112)	(40,895)	(4,095)	(85,102)
Extraordinary item:
Gain on TRW settlement	—	10,457		10,457

Net loss before income taxes	(40,112)	(30,438)	(4,095)	(74,645)
Income tax expense	(17)	—		(17)

Net loss	$(40,129)	$(30,438)	$(4,095)	$(74,662)

Net loss per share:
Basic and diluted	$(0.83)			$(1.36)

Weighted average number of shares used in computation	48,346		6,419	54,765

See accompanying notes to pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Twelve Months Ended June 30, 2000
(in thousands, except per share data)

	Historical
			Pro Forma Adjustments	Pro Forma Combined
	interWAVE	Wireless
Revenue	$30,139	$22,675		$52,814
Cost of revenue	18,747	18,516		37,263

Gross profit (loss)	11,392	4,159	—	15,551

Operating expenses:
Research and development	18,148	17,593		35,741
Selling, general and administrative	13,507	12,878		26,385
In-process research and development costs acquired	—	7,600	199 (g)	7,799
Amortization of intangibles	—	2,260	5,611 (h)	7,871
Amortization of deferred stock compensation	9,891	5,690		15,581

Total operating expenses	41,546	46,021	5,810	93,377

Loss from operations before other income (expense) and extraordinary item	(30,154)	(41,862)	(5,810)	(77,826)
Other income (expense):
Interest income (expense), net	1,842	(192)	150 (i)	1,800

Net loss before income taxes	(28,312)	(42,054)	(5,660)	(76,026)
Income tax expense	(99)	—		(99)

Net loss	(28,411)	(42,054)	(5,660)	(76,125)
Dividend effect of beneficial conversion feature to H-1 shareholders	(2,055)	—		(2,055)

Net loss attributable to common shares outstanding	$(30,466)	$(42,054)	$(5,660)	$(78,180)

Net loss per share:
Basic and diluted	$(1.33)			$(2.66)

Weighted average number of shares used in computation	22,964		6,419	29,383

See accompanying notes to pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.  Basis of Presentation

    The unaudited pro forma condensed combined financial statements give effect to the acquisition by interWAVE Communications International, Ltd. (the "Company") of Wireless, Inc. ("Wireless"). This acquisition was completed on June 7, 2001.

    The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations (the "Pro Forma Statements of Operations") for the twelve months ended June 30, 2000 and the nine months ended March 31, 2001 give effect to the acquisition of Wireless, accounted for as a purchase business combination, as if it had occurred on July 1, 1999. The Pro Forma Statements of Operations are based on historical results of operations of the Company and Wireless for the twelve months ended June 30, 2000 and the nine months ended March 31, 2001. The Unaudited Pro Forma Condensed Combined Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition as if it had occurred on March 31, 2001. The Pro Forma Statements of Operations and Pro Forma Balance Sheet and accompanying notes (collectively, the "Pro Forma Financial Information") should be read in conjunction with, and are qualified by reference to, the historical financial statements of the Company and of Wireless and the related notes thereto.

    The Pro Forma Financial Information is intended for informational purposes only. It is not necessarily indicative of the future financial position or future results of operations of the Company after the acquisition of Wireless, or of the financial position or results of operations of the Company that would have actually occurred had the acquisition of Wireless been effected on the periods indicated above.

2.  Pro Forma Assumptions

    The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of Wireless as of March 31, 2001, and is included for illustrative pro forma purposes only. The Company is in the process of obtaining an independent appraisal of the fair value of acquired in-process research and development and identifiable intangible assets as of the acquisition date in accordance with APB Opinion No. 16, "Business Combinations." Accordingly, these allocations are preliminary and are subject to change upon the completion of the independent third party valuation. Assuming the transaction had occurred on March 31, 2001, the preliminary allocation would have been as follows (in thousands):

Assumed value of shares of the Company's common stock issued and value of Company's warrants and employee stock options exchanged	$6,738
Cash paid	5,000
Estimated transaction costs	3,350

Estimated total acquisition costs	15,088
Add net liabilities assumed	5,400

Unallocated excess of acquisition costs over net assets acquired	$20,488

Preliminary allocation to:
Goodwill	$7,108
In-process research and development costs	199
Purchased technology	1,920
Customer base	5,136
Workforce	2,343
Trade names	3,782

$20,488

    The purchase price of Wireless consists of approximately 5.0 million shares of common stock which was valued at $6.7 million based upon the Company's stock price for a short period just before and after the Company and Wireless reached agreement and the proposed transaction was announced, $5.0 million in cash and an estimated $3.4 million in transaction costs.

    In connection with the acquisition of Wireless, if certain future performance goals are satisfied, the Company will issue up to an additional 2 million shares of common stock. This additional consideration will be accounted for in accordance with APB 16, FIN 44 and EITF 95-8, "Accounting for Contingent Consideration Paid to Shareholders of an Acquired Enterprise in a Purchase Business Combination." Any additional consideration paid will be allocated to goodwill and amortized over the remaining respective lives.

    For purposes of the Pro Forma Financial Information, the estimated amount of the in-process research and development is $199,000, which is based upon a preliminary independent third party valuation. Because such in-process research and development is not expected to reach the stage of technological feasibility by the anticipated acquisition date and is expected to have no alternative future use, this amount shall be immediately written-off by the Company.

3.  Pro Forma Adjustments

    The pro forma financial information reflects the following adjustments:

  a)
  To record the preliminary allocation of the purchase price to goodwill and purchased intangibles.

  b)
  To record the payment of Wireless's loans by interWAVE.

  c)
  To accrue estimated transaction costs.

  d)
  To eliminate Wireless deferred revenue.

  e)
  To eliminate Wireless shareholders' equity accounts.

  f)
  To eliminate deferred stock-based compensation related to Wireless employee stock option plan.

  g)
  To record the allocation of purchase price to in-process research and development.

  h)
  To record amortization expense for goodwill and purchased intangibles over an expected estimated period of benefit ranging from three to seven years.

  i)
  To eliminate interest expense related to the Wireless loans paid by interWAVE using an interest rate of 10% and to eliminate interest income on the $13 million paid by interWAVE for a portion of the purchase price and the repayment of the Wireless loans using a rate of return of 5%.

  j)
  To eliminate Wireless redeemable preferred stock.

4.  Pro Forma Earnings Per Share

    Basic and diluted earnings (loss) per share for each period are calculated by dividing pro forma net income (loss) by the shares used to calculate earnings (loss) per share in the historical period plus the effect of the shares and options which were exchanged or assumed in connection with the acquisition of Wireless. Potential common shares are excluded from the calculation of diluted earnings (loss) per share in a loss period, as the effect would be anti-dilutive.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 21, 2001	interWAVE Communications International, Ltd.

	By:	/s/ THOMAS W. HUBBS Thomas W. Hubbs Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of KPMG LLP

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INDEPENDENT AUDITORS' REPORT
WIRELESS, INC. BALANCE SHEETS (In thousands, except share data; all information for the three month period ended March 31, 2001 is unaudited)
WIRELESS, INC. STATEMENTS OF OPERATIONS (In thousands; all information for the three month periods ended March 31, 2001 and 2000 is unaudited)
WIRELESS, INC. STATEMENTS OF CASH FLOWS (In thousands; all information for the three month periods ended March 31, 2001 and 2000 is unaudited)
Wireless, Inc. Notes to Financial Statements December 31, 2000 and March 31, 2001 (Information as of and for the three month periods ended March 31, 2000 and 2001 is unaudited)
InterWAVE Communications International, Ltd. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET March 31, 2001 (in thousands, except share amounts)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the Nine Months Ended March 31, 2001 (in thousands, except per share data)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the Twelve Months Ended June 30, 2000 (in thousands, except per share data)
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EXHIBIT INDEX